Exhibit 99.1

                            ERHC ENERGY APPOINTS NEW
                           INDEPENDENT ACCOUNTING FIRM

HOUSTON (November 14, 2005) Houston-based ERHC Energy (ERHE.OB) announced today the appointment of Malone & Bailey, PC as the company's independent auditor.

"Because Malone & Bailey has emphasis on small public companies, we believe the firm will bring a unique understanding of small-company public accounting and a high level of client service to bear on behalf of ERHC Energy management and shareholders as we pursue our goal of exploring for oil and gas in West Africa," said Ali Memon, ERHC Energy President and CEO.

Malone & Bailey, based in Houston, Texas, provides audit and tax accounting services to both public and private companies. The firm's website address is www.malone-bailey.com.

Based in Houston, Texas, ERHC Energy Inc. is an oil and gas company focused on exploration in the Gulf of Guinea offshore West Africa. For more information, visit the company's website at www.erhc.com.

The statements in this document are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements and the business prospects of ERHC are subject to a number of risks and uncertainties that may cause actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties are described on Forms 10-Q and 10-K filed with the Securities and Exchange Commission.


ERHC Media Contacts
Shanta Mauney, smauney@wardcc.com
or Deborah Buks,  dbuks@wardcc.com
Telephone: 713-869-0707


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